Exhibit 10.1
THIRD AMENDMENT TO OFFICE LEASE
     THIS THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of the 28th day of October, 2010 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (“Landlord”), and SCIQUEST, INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, Landlord and Tenant heretofore entered into that certain Office Lease dated May 17, 2005, as amended by that certain First Amendment to Office Lease dated February 21, 2008 (the “First Amendment”), and as amended by that certain Second Amendment to Office Lease dated February 27, 2008 (collectively, the “Lease”) for the lease of approximately 24,473 rentable square feet being Suite 200 located in the building (the “Building”) at 6501 Weston Parkway, Suite 220, Cary, North Carolina, 27513, located within Weston Corporate Park, said space being more particularly described therein (collectively, the “Existing Premises”); and
     WHEREAS, Landlord and Tenant desire to (i) expand the Existing Premises by approximately 12,963 rentable square feet (the “Second Expansion Space”) known as Suite 190, (ii) expand the Existing Premises by approximately 7,224 rentable square feet of space (the “Third Expansion Space”) known as Suite 250, which Tenant is currently occupying pursuant to that certain Assignment of Lease dated February 11, 2008, between Kroy Building Products, Inc. (“Kroy”), and Tenant, whereby Tenant assumed and Kroy assigned all its right, title and interest to the premises under that certain Office Lease dated September 29, 2006, by and between Landlord and Kroy (as amended, the “Kroy Lease”), and (iii) extend the Lease Term.
     NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Incorporation of Recitals and Definitions. The above recitals are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.
     2. Phase I Amendment of Article 1. Lease of Premises. Commencing as of the date (the “Second Expansion Date”) that Substantial Completion (as defined in Exhibit B hereto) of the Second Expansion Space Improvements (as defined below) occurs (except for Subsection (f) below, which shall apply as of January 1, 2011, even if the Second Expansion Date has not yet occurred), the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:
     “(a) Leased Premises. The Lease is hereby amended by substituting Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Existing Premises are striped and the Second Expansion Space is cross-hatched, in lieu of Exhibit A attached to the Lease. The Existing Premises and Second Expansion Space shall collectively hereinafter be referred to as the “Leased Premises”.
     (b) Rentable Area.
Existing Premises: approximately 24,473 rentable square feet Second Expansion Space: approximately 12,963 rentable square feet

Leased Premises: approximately 37,436 rentable square feet
(c)	Tenant’s Proportionate Share.

Existing Premises: 26.04% Second Expansion Space: 13.79% Leased Premises: 39.83%
(d)	Minimum Annual Rent.
Second Expansion Space:

01/14/2011-01/31/2012	$ 0.00(1 year and 17 days)
02/01/2012-01/31/2013	$249,148.92
02/01/2013-01/31/2014	$255,371.16
02/01/2014-01/31/2015	$261,723.00
02/01/2015-01/31/2016	$268,334.16
02/01/2016-01/31/2017	$275,074.92
          NOTE: In the event the Second Expansion Date occurs prior to January 14, 2011, then Tenant shall be entitled to occupy the Second Expansion Space free of charge as of the Second Expansion Date and continuing through January 14, 2011 (the “Early Occupancy Period”), and the foregoing schedule shall commence as of January 14, 2011. The foregoing schedule shall be in addition to, and not in derogation of, the Minimum Annual Rent for the Existing Premises set forth in the Lease and the First Amendment. To the extent that the Second Expansion Date occurs later than January 14, 2011, all of the dates contained in the foregoing schedule shall be adjusted accordingly (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).
(e)	Monthly Rental Installments.
Second Expansion Space:

01/14/2011-01/31/2012	$ 0.00*
02/01/2012-01/31/2013	$20,762.41
02/01/2013-01/31/2014	$21,280.93
02/01/2014-01/31/2015	$21,810.25
02/01/2015-01/31/2016	$22,361.18
02/01/2016-01/31/2017	$22,922.91
          NOTE: In the event the Second Expansion Date occurs prior to January 14, 2011, then Tenant shall be entitled to occupy the Second Expansion Space free of charge during the Early Occupancy Period, and the foregoing schedule shall commence as of January 14, 2011. The foregoing schedule shall be in addition to, and not in derogation of, the Monthly Rental Installments for the Existing Premises set forth in the Lease and the First Amendment. To the extent that the Second Expansion Date occurs later than January 14, 2011, all of the dates contained in the foregoing schedule shall be adjusted accordingly (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).
(f)	Base Year: 2011 for the entire Leased Premises.
(g)	Target Second Expansion Date: January 14, 2011.

     (h) Lease Term. The Lease is hereby modified to reflect that the Lease Term for the Second Expansion Space shall commence on the Second Expansion Date and shall continue for a period of up to six (6) years and seventeen (17) days (which shall not include the Early Occupancy Period, if any) (the “Second Expansion Term”), and the Lease Term with respect to the Existing Premises shall be extended to be coterminous with the Lease Term for the Second Expansion Space (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).
(j)	Broker: Synergy Commercial Advisors representing Tenant.
(l)	Addresses for notices and payments are as follows:

Landlord:	Duke Realty Limited Partnership
c/o Duke Realty Corporation Attn.: Raleigh Market — Vice President, Asset Management & Customer Service 3005 Carrington Mill Road, Suite 100 Morrisville, North Carolina 27560

With a copy to:	Duke Realty Limited Partnership c/o Duke Realty Corporation Attn: Raleigh Market Attorney 3950 Shackleford Road, Suite 300 Duluth, Georgia 30096-8268

With Payments to:	Duke Realty Limited Partnership 75 Remittance Drive, Suite 3205 Chicago, Illinois 60675-3205

Tenant:	SciQuest, Inc. 6501 Weston Parkway, Suite 200 Cary, North Carolina 27513 Attn: Jennifer Kaelin

With a copy to:	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Attn: Brad J. Daves 2500 Wachovia Capitol Center Raleigh, North Carolina 27601”
     3. Construction of Second Expansion Space Improvements. Landlord shall construct and install all leasehold improvements to the Second Expansion Space (the “Second Expansion Space Improvements”) in accordance with Exhibit B attached hereto and made a part hereof. Landlord shall use reasonable speed and diligence to Substantially Complete the Second Expansion Space Improvements on or before the Target Second Expansion Date.
     4. Phase II Amendment of Article 1. Lease of Premises. Commencing as of January 1, 2014 (the “Third Expansion Date”), the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:

     “(a) Leased Premises. The Lease is hereby amended by substituting Further Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Existing Premises and the Second Expansion Space are striped and the Third Expansion Space is cross-hatched, in lieu of Amended Exhibit A attached to the Lease. The Existing Premises, the Second Expansion Space and the Third Expansion Space shall collectively hereinafter be referred to as the “Leased Premises”.
(b)	Rentable Area.

Existing Premises: approximately 24,473 rentable square feet
Second Expansion Space: approximately 12,963 rentable square feet
Third Expansion Space: approximately 7,224 rentable square feet
Leased Premises: approximately 44,660 rentable square feet

(c)	Tenant’s Proportionate Share.

Existing Premises: 26.04% Second Expansion Space: 13.79% Third Expansion Space: 7.69% Leased Premises: 47.52%
(d)	Minimum Annual Rent.
Third Expansion Space:

01/01/2014-01/31/2014	$ 12,672.10 (1 month)
02/01/2014-01/31/2015	$114,048.90 (3 months’ abated, 9 months’ rent)
02/01/2015-01/31/2016	$116,216.10 (3 months’ abated, 9 months’ rent)
02/01/2016-01/31/2017	$157,555.44
     The foregoing schedule shall be in addition to, and not in derogation of, the Minimum Annual Rent for the Second Expansion Space and the Existing Premises set forth in the Lease and this Amendment. In addition, the expiration date of the Lease as set forth in the foregoing schedule shall be extended so that it is coterminous with the Second Expansion Space (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).
(e)	Monthly Rental Installments.
Third Expansion Space:

01/01/2014-01/31/2014	$12,672.10
02/01/2014-04/30/2014	$ 0.00
05/01/2014-01/31/2015	$12,672.10
02/01/2015-04/30/2015	$ 0.00
05/01/2015-01/31/2016	$12,912.90
02/01/2016-01/31/2017	$13,129.62
     The foregoing schedule shall be in addition to, and not in derogation of, the Monthly Rental Installments for the Second Expansion Space set forth in the Lease and this Amendment. In addition, the expiration date of the Lease as set forth in the foregoing schedule shall be extended so that it is coterminous with the Second Expansion Space (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).
     (h) Lease Term. The Lease is hereby modified to reflect that the term of the Third Expansion Space shall commence on the Third Expansion Date and shall be coterminous with the Lease Term for the Existing Premises and the Second Expansion Space (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).”
     5. Condition of Third Expansion Space. Tenant acknowledges and agrees that Tenant is accepting possession of the Third Expansion Space as of the Third Expansion Date in its existing condition (subject to Landlord’s obligations (such as repair and maintenance) under the Lease), and except as expressly provided herein, no free rent, moving allowances, tenant improvement allowances or other financial concessions contained in the Lease shall apply.
     6. Existing Premises. Commencing as of February 1, 2014, the following paragraphs of Article 1, Section 1.01 of the Lease are hereby amended as follows:
“(d)	Minimum Annual Rent.
Existing Premises:

02/01/2014-01/31/2015	$386,367.48 (3 months’ abated, 9 months’ rent)
02/01/2015-01/31/2016	$393,709.41 (3 months’ abated, 9 months’ rent)
02/01/2016-01/31/2017	$533,756.16
     The foregoing schedule shall be in addition to, and not in derogation of, the Monthly Rental Installments for the Second Expansion Space and the Third Expansion Space as set forth in the Lease and this Amendment. In addition, the expiration date of the Lease as set forth in the foregoing schedule shall be extended so that it is coterminous with the Second Expansion Space (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).
(e)	Monthly Rental Installments.
Existing Premises:

02/01/2014-04/30/2014	$0.00
05/01/2014-01/31/2015	$42,929.72
02/01/2015-04/30/2015	$0.00
05/01/2015-01/31/2016	$43,745.49
02/01/2016-01/31/2017	$44,479.68
     The foregoing schedule shall be in addition to, and not in derogation of, the Monthly Rental Installments for the Second Expansion Space and the Third Expansion Space as set forth in the Lease and this Amendment. In addition, the expiration date of the Lease as set forth in the foregoing schedule shall be extended so that it is coterminous with the Second Expansion Space (except that the expiration date shall not be extended beyond January 31, 2017, provided that this Amendment is executed by Tenant on or before October 20, 2010).”

     7. Amendment of Article 4. Security Deposit. Upon the Third Expansion Date, the security deposit in the amount of Ten Thousand Eight Hundred Thirty-Six and 00/100 dollars ($10,836.00) originally deposited by Tenant in connection with the Kroy Lease assignment shall be returned to Tenant, provided that Tenant is not then in default under the Kroy Lease.
     8. Amendment of Article 6. Utilities and Other Building Services. Subsection 6.01 (a) is hereby amended by replacing “6:00 p.m.” with “7:00 p.m.” and deleting the Saturday hours. HVAC will be available on Saturdays by request from Tenant no later than noon on the day before and such Saturday service will be billed to Tenant at the after-hours rate. As of the date of this Amendment, the charge for after-hours HVAC is $35.00 per hour per zone which charge is subject to change from time to time in Landlord’s reasonable discretion; provided, however, that any increase in said charge will be uniformly applied to all tenants of the Building.
     9. Amendment of Article 8. Indemnity and Insurance. Sections 8.04 and 8.05 of the Lease are amended as follows:
     (a) Subsections (i), (ii) and (iii) of Section 8.04(a) of the Lease are hereby deleted and replaced with the following:
          “(i) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of the Leased Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000, for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.
          (ii) Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Section 2.02 above and the Second Expansion Space Improvements), which insurance shall waive coinsurance limitations.
          (iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.”
     (b) The following new subsection (v) is hereby incorporated into Section 8.04(a):
          “(v) Automobile Insurance. Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.”
     (c) Subsections (a) and (b) of Section 8.05 of the Lease are hereby deleted and replaced with the following:
          “(a) Liability Insurance. Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000, for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

          (b) Property Insurance. Special Form Insurance (which shall not exclude flood) in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Section 2.02 above (and the Second Expansion Space Improvements), but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.”
     (d) Section 8.06 of the Lease is hereby deleted in its entirety and replaced with the following:
     “Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii), 8.04(a)(iii), and 8.05(b) above. The special form property insurance policies and worker’s compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.”
     10. Amendment of Section 16.10. Signage. Section 16.10 is hereby amended to reflect that Landlord shall provide Tenant, at Landlord’s sole cost and expense, building standard signage on all of the monument signs serving the Building, which shall be subject to all terms and conditions of Section 16.10.
     11. Amendment of Section 8 of the First Amendment. Options to Extend. Section 8 of the First Amendment shall remain in full force and effect.
     12. Amendment of Section 9 of the First Amendment. Right of First Refusal. Section 9 of the First Amendment shall remain in full force and effect and shall apply to the entire Leased Premises and the Amended Exhibit D attached hereto shall replace Exhibit D to the Lease. Additionally, if Tenant requires additional space and no reasonably suitable Refusal Space is available in the Building, then Landlord will use commercially reasonable efforts to find substitute premises to lease to Tenant in one of Landlord’s other buildings.
     13. Allowance. On or before January 31, 2011, Landlord shall pay to Tenant (or Tenant’s designee) the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) for use by Tenant in connection with alterations to the Existing Premises, if any. Tenant acknowledges and agrees, however, that the construction and installation of any such alterations to the Existing Premises shall be subject to and performed in accordance with the Lease. Notwithstanding the foregoing, Tenant shall not be required to pay Landlord’s affiliate a construction oversight fee for any alterations to the Existing Premises which Tenant uses the Allowance to pay for, provided, however, Tenant uses contractors approved by Landlord (whose approval shall not be unreasonably withheld, conditioned or delayed), Tenant provides Landlord with “as built” drawings for any modifications or written specifications, if as-builts are not applicable, Tenant provides Landlord with its contractor’s evidence of insurance prior to making such alterations and Tenant notifies Landlord prior to making such alterations. Notwithstanding anything herein to the contrary, Tenant shall be under no obligation to complete said alterations unless it elects, in its sole discretion, to do so and Landlord will not be entitled to a refund of any of the Allowance. Furthermore, Tenant will not need to provide Landlord with an accounting of the use of the Allowance, provided it complies with the terms and conditions of the Lease and this Amendment.

     14. Representations and Warranties.
     (a) Tenant represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.
     (b) Landlord represents and warrants to Tenant that (i) Landlord is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Landlord; and (iii) the individual executing and delivering this Amendment on behalf of Landlord has been authorized to do so, and such execution and delivery shall bind Landlord. Landlord, at Tenant’s request, shall provide Tenant with evidence of such authority.
     15. Brokers. Except for Synergy Commercial Advisors, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.
     16. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.
     17. Incorporation. This Amendment shall be incorporated into and made apart of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.
     18. HVAC Unit Replacement. Landlord agrees, at its sole cost and expense (subject to any reimbursement pursuant to the Operating Expense provisions of the Lease, as amended), to replace one (1) HVAC Unit serving the portion of the Leased Premises located on the second floor of the Building on or before May 31, 2011. Landlord further agrees, at its sole cost and expense (subject to any reimbursement pursuant to the Operating Expense provisions of the Lease, as amended), to replace one (1) HVAC unit serving the portion of the Leased Premises located on the first floor of the Building on or before May 31, 2012. Nothing in this Section 18 shall be interpreted or is intended to reduce or replace Landlord’s obligations under Sections 6.01, 7.01, and 7.02 of the Lease.
     19. Additional Landlord Work. Landlord agrees, at its sole cost and expense (subject to any reimbursement pursuant to the Operating Expense provisions of the Lease, as amended), to complete the following work to the bathrooms in the second (2nd ) floor of the Leased Premises on or before March 31, 2012: (i) install new wallcoverings, (ii) re-tile the floor, (iii) install one (1) new mirror, and (iv) install new countertops, using Building standard materials and finishes. Nothing in this Section 19 shall be interpreted or is intended to reduce or replace Landlord’s obligations under Sections 6.01, 7.01, and 7.02 of the Lease.
     20. Amended Memorandum of Lease. Landlord and Tenant shall record an amended Memorandum of Lease, to reflect the expansion of the Leased Premises and extension of the Lease Term, as provided herein.
(SIGNATURES CONTAINED ON THE FOLLOWING PAGE)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first set forth above.
LANDLORD:
DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership doing business in
North Carolina as Duke Realty of Indiana Limited
Partnership
By:     Duke Realty Corporation,
           its General Partner

Dated:10/28/2010	By:	/s/ Jeffrey B. Sheehan
Jeffrey B. Sheehan
Senior Vice President Raleigh Operations

TENANT: SCIQUEST, INC., a Delaware corporation
Dated:10/20/2010	By:	/s/ Rudy C. Howard
		Name:	Rudy C. Howard
		Title:	CFO